      As filed with the Securities and Exchange Commission on November 5, 1998
        Registration Statement Nos. 33-66944, 33-67138, 33-74734 and 33-94878

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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                 --------------------
                            POST-EFFECTIVE AMENDMENT NO. 2
                                          TO
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                 --------------------

                                   QRS CORPORATION
                  (Exact name of issuer as specified in its charter)
          DELAWARE                                     68-0102251
(State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                                 --------------------

                  1400 MARINA WAY SOUTH, RICHMOND, CALIFORNIA 94804
                (Address of principal executive offices)    (Zip Code)

                                   QRS  CORPORATION
                        1993 STOCK OPTION/STOCK ISSUANCE PLAN
                             EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the plans)

                                 --------------------
                                    JOHN S. SIMON
                               CHIEF EXECUTIVE OFFICER
                                   QRS CORPORATION
                  1400 MARINA WAY SOUTH, RICHMOND, CALIFORNIA 94804
                       (Name and address of agent for service)
                                    (510) 215-5000
            (Telephone number, including area code, of agent for service)

                                 --------------------

This Post-Effective Amendment No. 2 to the indicated Registration Statements shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

                                     NAME CHANGE

The purpose of this Post-Effective Amendment is to reflect the name change of QuickResponse Services, Inc. to QRS Corporation, effective May 11, 1998.


                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement Nos. 33-66944, 33-67138, 33-74734 and 33-94878 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California, on this 5th day of November, 1998.


                                    QRS CORPORATION


                                    By:  /s/ John S. Simon
                                         ------------------------------------
                                         John S. Simon
                                         Chief Executive Officer and Director


     Pursuant to the requirements of the 1933 Act, as amended, this Post-Effective Amendment No. 2 to the Registration Statement Nos. 33-66944, 33-67138, 33-74734 and 33-94878 has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                 Title                                            Date
----------                 -----                                            ----

/s/ John S. Simon          Chief Executive Officer and Director             November 5, 1998
---------------------      (Principal Executive Officer)
John S. Simon


/s/ Peter Papano           Vice President of Finance, Chief                 November 5, 1998
---------------------      Financial Officer and Secretary
Peter Papano               (Principal Financial and Accounting Officer)


/s/ Shawn M. O'Connor      President and Chief Operating Officer            November 5, 1998
---------------------
Shawn M. O'Connor


/s/ Peter R. Johnson       Chairman of the Board of Directors               November 5, 1998
---------------------
Peter R. Johnson


---------------------      Director
Tania Amochaev


---------------------      Director
Steven D. Brooks


                                      2.



---------------------      Director
John P. Dougall


---------------------      Director
H. Lynn Hazlett


/s/ Garth Saloner          Director                                         November 5, 1998
---------------------
Garth Saloner


/s/ Philip Schlein         Director                                         November 5, 1998
---------------------
Philip Schlein


/S/ Garen K. Staglin       Director                                         November 5, 1998
---------------------
Garen K. Staglin


                                      3.